UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 US Highway 1 North Palm Beach, Florida	33408
(Address of Principal Executive Offices)	(Zip Code)

(561) 844-5528

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of March 9, 2022, BurgerFi International, Inc., a Delaware corporation (the “Company”), and Plastic Tripod, Inc., a Delaware corporation (“Plastic Tripod”, and together with the Company, the “Borrowers”), amended their credit facilities under their existing Credit Agreement, dated as of December 15, 2015, by and among the Borrowers, the subsidiary guarantors party thereto (collectively, the “Guarantors”), Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuing bank (in such capacity, the “Administrative Agent”), Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Bag, LP, as a lender and the other lenders party thereto (collectively, the “Lenders”), as amended from time to time and further amended by that certain Twelfth Amendment to Credit Agreement, dated as of March 9, 2022 (the “Twelfth Amendment”), by and among the Borrowers, the Guarantors, Administrative Agent and the other Lenders party thereto (as amended from time to time, the “Credit Agreement”).

Under the terms of the Twelfth Amendment, the Borrowers and Guarantors agreed to pay incremental deferred interest of 2% per annum, in the event that the Credit Agreement is not repaid on or prior to June 15, 2023; provided, however, that if no event of default has occurred and is continuing then (1) no incremental deferred interest will be due if all of the obligations under the Credit Agreement have been paid on or prior to December 31, 2022, and (2) only 50% of the incremental deferred interest will be owed if all of the obligations under the Credit Agreement have been paid from and after January 1, 2023 and on or prior to March 31, 2023.

Also under the terms of the Twelfth Amendment, the Borrowers and Guarantors agreed to engage a financial advisor to assist with refinancing of the obligations due in June of 2024 under the Credit Agreement.

In addition, under the terms of the Twelfth Amendment, the Borrowers and Guarantors agreed to reset their consolidated senior lease-adjusted leverage ratio and fixed charge coverage ratio as follows:

(a) maintain a quarterly consolidated senior lease-adjusted leverage ratio greater than (i) 8.05 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2022, (ii) 7.95 to 1.00 as of the end of the fiscal quarter ending on or about June 30, 2022, (iii) 7.10 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2022, (iv) 6.40 to 1.00 as of the end of the fiscal quarter ending on or about December 31, 2022, (v) 5.50 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2023, (vi) 5.25 to 1.00 as of the end of the fiscal quarter ending on or about June 30, 2023 and (vii) 5.00 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2023 and the end of each fiscal quarter thereafter;

(b) commencing with the fiscal quarter ending on or about March 31, 2022, maintain a quarterly minimum fixed charge coverage ratio of (i) 1.00 to 1.00 of the end of the fiscal quarter ending on or about March 31, 2022, (ii) 1.00 to 1.00 as of the end of the fiscal quarter ending on or about June 30, 2022, (iii) 1.00 to 1.00 as of the end of the fiscal quarter ending on or about September 30, 2022, (iv) 1.00 to 1.00 as of the end of the fiscal quarter ending on or about December 31, 2022 and (v) 1.30 to 1.00 as of the end of the fiscal quarter ending on or about March 31, 2023 and the end of each fiscal quarter thereafter; and

(c) the liquidity requirement of the Credit Agreement remains unchanged.

The consolidated senior lease-adjusted leverage ratio, fixed charge coverage ratio and liquidity are computed in accordance with the Credit Agreement.

The foregoing description of the Twelfth Amendment is intended only as a summary and is qualified in its entirety by reference to the actual terms of the Twelfth Amendment attached to this Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Employment Agreement with Executive Officer

As previously disclosed by the Company, effective February 26, 2021, the Company entered into an employment agreement with Michael Rabinovitch, the Chief Financial Officer of the Company. On March 4, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved of an amendment to such employment agreement to increase Mr. Rabinovitch’s annual salary to $400,000 and make certain other changes as more fully set forth in the amended employment agreement, which is attached as Exhibit 10.2 hereto and is incorporated by reference.

Amendment of Equity Grant to Executive Officer

Also as previously disclosed by the Company, on July 13, 2021, subject to achievement of certain key performance indicators for the respective prior fiscal year set forth in a grant agreement entered into by the Company and Mr. Rabinovitch, Mr. Rabinovitch was granted 130,000 restricted stock units (“RSUs”) under the Company’s 2020 Omnibus Equity Incentive Plan. The RSUs were scheduled to vest in four annual installments of 25,000, 30,000, 35,000, and 40,000 RSUs beginning with the yearly anniversary of February 26, 2021.

On March 4, 2022, the Committee approved of an amendment of such grant agreement to revise the potential vesting dates so that, subject to achievement of certain key performance indicators set forth in the grant agreement for the respective prior fiscal year, the third and fourth-year vesting dates were accelerated to occur on the second-year anniversary date, which is measured from February 26, 2021, as more fully set forth in the amended grant agreement, which is attached as Exhibit 10.3 hereto and is incorporated by reference.

The foregoing descriptions of the amended employment agreement and amended grant agreement are intended only as summaries and are qualified in their entirety by reference to the actual terms of the amended employment agreement and amended grant agreement attached to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Twelfth Amendment to Credit Agreement and Joinder, dated March 9, 2022, by and among BurgerFi International, Inc., BurgerFi International, Inc.’s subsidiaries, Plastic Tripod, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative agent for the lenders, collateral agent for the lenders, a lender, swingline lender and issuance bank, Cadence Bank, as a lender, Webster Bank, National Association, as a lender, Synovus Bank, as a lender, CP7 Warming Back, LP as a lender and the other lenders party from time to time thereto.

10.2+	Amended Employment Agreement between Michael Rabinovitch and BurgerFi International, Inc., dated March 4, 2022.

10.3+	Amended Restricted Stock Unit Award Agreement between Michael Rabinovitch and BurgerFi International, Inc., dated March 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates a management contract or a compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2022

BURGERFI INTERNATIONAL, INC.

By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp Chief Legal Officer and Corporate Secretary